UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 31, 2007 (Date of earliest event reported)

Morgans Hotel Group Co. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

000-51802	16-1736884
(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-4100
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On January 31, 2007, Morgans Hotel Group Co., a Delaware corporation (“MHGC”), MHG HR Acquisition Corp., a Nevada corporation (“Merger Sub”), Hard Rock Hotel, Inc., a Nevada corporation (“HRH”), (solely with respect to Section 1.6 and Section 1.8 thereof) 510 Development Corporation, a California corporation and (solely with respect to Section 1.7 thereof) Peter A. Morton, an individual, entered into a First Amendment to Agreement and Plan of Merger (the “Amendment”) to the Agreement and Plan of Merger, dated May 11, 2006, by and among Hard Rock Hotel Holdings, LLC, a Delaware limited liability company (as successor in interest to MHGC), Merger Sub and HRH (the “Merger Agreement”). The Amendment clarified that the outside date for closing the merger of Merger Sub with and into HRH (the “Merger”)and other transactions to occur in conjunction with the Merger would be February 5, 2007, provided that closing pro-rations would be determined as of 11:59 PM on the day before the closing date, and gave HRH the right to make bonus payments to certain employees prior to the closing (with no effect on the purchase price).

     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of January 31,
2007, by and between Morgans Hotel Group Co., MHG HR Acquisition Corp.,
Hard Rock Hotel, Inc., (solely with respect to Section 1.6 and Section 1.8 thereof), 510 Development Corporation and (solely with respect to Section 1.7 thereof) Peter A. Morton

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: February 6, 2007 By: /s/ RICHARD SZYMANSKI
Richard Szymanski
Chief Financial Officer

Exhibit Index

Exhibit No. 2.1

Exhibit Description

First Amendment to Agreement and Plan of Merger, dated as of January 31, 2007, by and between Morgans Hotel Group Co., MHG HR Acquisition Corp., Hard Rock Hotel, Inc., (solely with respect to Section 1.6 and Section 1.8 thereof) 510 Development Corporation and (solely with respect to Section 1.7 thereof) Peter A. Morton